February 1, 2006

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020

Re:	Echo Healthcare Acquisition Corp.

Ladies and Gentlemen:

Reference is made to the Registration Statement (the “Registration Statement”) and any amendments thereto on Form S-1, (File No. 333-126650), filed with the Securities and Exchange Commission pursuant to which Echo Healthcare Acquisition Corp. (“ Company ”) has registered its initial public offering (“IPO”) of units (“ Units ”) consisting of one share of common stock, par value $.0001 per share (“Common Stock”) and one warrant (“Warrant”), each to purchase one share of Common Stock. Each of the shares of Common Stock and Warrants may trade separately on or after the 90th day after the date of the effective date of the Registration Statement unless Morgan Joseph & Co., Inc. (“Morgan Joseph”), as the representative of the several underwriters, determines that an earlier date is acceptable.

The undersigned hereby agrees with Morgan Joseph & Co. Inc. that on the date hereof he will enter into an agreement or plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with an independent broker-dealer (the “Broker”) registered under Section 15 of the Exchange Act which is neither affiliated with the Company, Morgan Joseph nor part of the underwriting or selling group, pursuant to which the Broker will purchase up to the dollar amount of Warrants indicated next to each of the undersigned’s names below in the public marketplace for each of the undersigned’s respective accounts during the Applicable Period provided that: (i) the purchase price per Warrant shall not exceed $1.20, and (ii) the aggregate purchase price for the Warrants purchased by each of the undersigned shall not exceed the amount set forth adjacent to the undersigned’s signature on this Agreement. The “Applicable Period ” is the 40 trading days beginning on the later of (i) 60 days after the end of the “restricted period” in accordance with Regulation M as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (ii) the day on which the Warrants begin separate trading. The undersigned shall instruct the Broker to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the Applicable Period.

The “restricted period” as defined in Regulation M will end upon the effective date of the Registration Statement. Under Regulation M, the restricted period could end at a later date if the underwriter were to exercise the over-allotment option. In such event, the restricted period would not end until the underwriter distributed such securities or placed them in its investment account. However, the underwriters have agreed that they may only exercise the over-allotment option to cover the net syndicate short position, if any, resulting from the initial distribution and therefore the restricted period will end upon the closing of this offering.

As of the date hereof, the undersigned represents and warrants that he is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company's securities. The undersigned further agrees that he shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company's securities to any employee of Morgan Joseph or the Broker. The undersigned has not, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement or the plan or agreement with the Broker.

The undersigned shall instruct the Broker to make, keep, and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred.

The undersigned may notify Broker that all or part of the Warrant purchase contemplated hereby will be made by an affiliate of the undersigned (or another person or entity introduced to Broker by the undersigned (such affiliate or other person or entity, a “Designee”)) who (or which) has an account at Broker and, in such event, Broker will make such purchase on behalf of said Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the Designee fails to make such payment.

The undersigned agrees: (i) not to sell or transfer any of the Warrants purchased by him pursuant to this letter agreement until after the consummation a Business Combination (as defined in the Certificate of Incorporation of the Company); and (ii) the certificates for such Warrants shall contain a legend indicating such restriction on transferability. Additionally, the Warrants will be non-redeemable so long as the Warrants are in the possession of the undersigned, or the undersigned’s permitted transferees.

Very truly yours,
Warrant Purchase
______________________	Obligation
Joel Kanter
Total	$300,000